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                                                                   EXHIBIT 10.06


                   UNITED CITIES GAS COMPANY AND SUBSIDIARIES

                                MASTER AGREEMENT

                                    FOR THE

                     SELECT KEY AND/OR MANAGEMENT EMPLOYEE

                           DEFERRED COMPENSATION PLAN

                                    ("DCP")

                            (AS OF JANUARY 1, 1995)





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         The Plan hereby established under this Master Agreement shall be designated as the United Cities Gas Company and Subsidiaries Key Management Deferred Compensation Plan.

         The purpose of the Plan is to advance the interest of the Sponsor and the Adopting Employer by encouraging and enabling the Sponsor and the Adopting Employer to attract, motivate and retain select key executives and/or management Employees who are eligible for Incentive Compensation and who, in recognition of their contributions to the success of the Employer, have been designated as eligible under this Plan by the President and CEO of the Employer to defer up to 100 percent of such Incentive Compensation in order to provide a later deferred compensation benefit in the event of termination of service (to the extent the Eligible Participant is vested in a benefit), or in the event of death or Disability. The Plan also permits Eligible Participants to defer up to $30,000 of their Base Salary from current taxation in order to provide such benefits.

         This Plan is available only to a select group of management or highly compensated Employees and is not qualified under the Code. It is intended to be an unfunded and unsecured "top hat" plan under the provisions of ERISA, and thereby exempt from many of ERISA's reporting and disclosure, participation and vesting, and funding and fiduciary requirements of ERISA under ERISA Sections 201(2), 301(a)(3) and 401(a)(1), respectively. Also because benefits under the Plan are unfunded and unsecured, any benefits under the Plan are excluded from the definition of "property" described in Code Regulation Section 1.83-3(e). The Plan will be subject to FICA (and FUTA) at the later of (1) the date on which the services are performed, or (2) the date on when there is no substantial risk of forfeiture with respect to the benefits which have accrued. The Plan is not maintained solely, nor is any part of it maintained separately, to provide benefits limited by Section 415 of the Code. The Plan may be associated with a "Rabbi" trust.

         The provisions of the Plan shall apply only to persons who become eligible for participation in the Plan on or after the Effective Date of the Plan and during its continuation. The Plan replaces any prior Plan, or contract or agreement, providing for nonqualified benefits by and between the Employer and any Participant of this Plan other than the United Cities Gas Company and Subsidiaries Supplemental Executive Retirement Plan. However, this Plan does not otherwise limit, offset, restrict or decrease benefits to which Participants under this Plan may otherwise be entitled as employees of the Employer.
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                               TABLE OF CONTENTS



ARTICLE 1     DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

ARTICLE 2     PARTICIPATION IN THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
     2.1      Eligibility . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
     2.2      Participation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
     2.3      Participation Following Re-employment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

ARTICLE 3     FINANCING THE PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
     3.1      Establishing and Maintaining the Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4
     3.2      Salary Deferrals by Participants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
     3.3      Annual Earnings Contributions by the Employer . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
     3.4      Creation of Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6

ARTICLE 4     BENEFIT PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
     4.1      General Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
     4.2      Termination of Employment Before Disability or Death  . . . . . . . . . . . . . . . . . . . . . . .     6
     4.3      Disability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
     4.4      Death . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
     4.5      Discretionary Payment in the Event of Financial Need  . . . . . . . . . . . . . . . . . . . . . . .     7

ARTICLE 5     AMENDMENT AND TERMINATION OF THE PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
     5.1      Amendment of Plan . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
     5.2      Termination of the Plan by the Sponsor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
     5.3      Termination of Plan With Respect to an Adopting Employer  . . . . . . . . . . . . . . . . . . . . .     8

ARTICLE 6     PLAN ADMINISTRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
     6.1      Plan Administration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
     6.2      Powers and Duties of the Committee  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
     6.3      Administrator Procedures  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
     6.4      Claims Procedure. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9

ARTICLE 7     MISCELLANEOUS PROVISIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
     7.1      Alienation or Assignment of Benefits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
     7.2      Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
     7.3      Construction of the Plan  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
     7.4      Correction of Errors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10
     7.5      Legally Incompetent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
     7.6      Right of Employer to Discharge Eligible Employees and Participants  . . . . . . . . . . . . . . . .    11
     7.7      Limitation on Liability; Legal Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
     7.8      Indemnification by Sponsor  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
     7.9      Application of Plan Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
     7.10     Severability of Plan Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11


     7.11     Deferred Compensation not to be Taken Into Consideration by Other Plans . . . . . . . . . . . . . .    11
     7.12     Benefits Payable Only From General Corporate Assets; Unsecured General
              Creditor Status of Participant  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
     7.13     No Representation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
     7.14     Parties Bear Own Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
     7.15     Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12

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                             ARTICLE 1  DEFINITIONS

         The following terms when used herein, unless the context clearly indicates otherwise, shall have the meanings set forth below:

         1.1 "ACCOUNTS" shall mean both the Employee Contribution Account and the Employer Contribution Account.

         1.2 "ADMINISTRATIVE COMMITTEE" shall mean the committee described at Section 6.1 which is appointed by the Board of Directors of the Sponsor to administer the Plan.

         1.3 "ADOPTING EMPLOYER" shall mean any business organization or corporation affiliated with the Sponsor through ownership by the Sponsor which is authorized by the Board of Directors of the Sponsor to adopt the Plan, and which subsequently adopts the Plan in writing.

         1.4 "BASE SALARY" shall mean, with respect to all Employers an Employee may work for as a Participant for a Plan Year, the regular salary budgeted for the Participant for the Plan Year (adding back in, for purposes of determining the amount to defer pursuant to his or her Joinder Agreement, the Salary Deferrals the Participant elects to make under this Plan) which is paid to the Participant, or which would be paid to the Participant but for his or her election under this Plan to defer such payment as a Salary Deferral. Base Salary shall not include amounts paid as severance pay (even though such severance pay takes the form of regular salary payments), the characterization of such pay as severance pay to be conclusively evidenced by the fact that the Employee performs no usual services of a material nature for the Employer at the explicit request of the Employer.

         1.5 "BENEFICIARY" shall mean the payee of the death benefit designated by a Participant in his or her last Joinder Agreement according to the records of the Employer. If for any reason no Beneficiary designation was made in the Joinder Agreement, or the designation is defective, incomplete or unintelligible, or both the primary and alternate Beneficiary predecease the Participant, the Death Benefit yet unpaid shall be paid to the Participant's then living legal spouse as Beneficiary, or if the Participant is not survived by a legal spouse, then the Death Benefit shall be paid to the then living children of the Participant, if any, each as Beneficiary in equal shares (per stirpes if a child shall survive the Participant, but die before the payment of the death benefit hereunder) and if no living children, the Death Benefit shall be paid in a single lump sum to the estate of the Participant as Beneficiary.

         1.6 "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time.

         1.7     "COMMITTEE" shall mean the Administrative Committee.

         1.8 "DISABILITY" shall mean any physical or mental impairment which, in the opinion of the Committee, is expected to result in total or permanent disability.





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

         1.9 "EARNINGS FACTOR" shall mean the rate of earnings that is to be credited to the balance of each Employer Contribution Account for a Plan Year pursuant to Section 3.3 hereof.

         1.10 "EFFECTIVE DATE" shall mean January 1, 1995, the date the Plan is established; provided, however, that the term shall mean for an Eligible Participant the effective date of adoption of the Plan by his Adopting Employer if such date is later than January 1, 1995.

         1.11 "EMPLOYEE CONTRIBUTION ACCOUNT" shall mean the bookkeeping account established pursuant to Section 3.1(b) hereof to which shall be credited Salary Deferrals of a Participant pursuant to Section 3.2.

         1.12 "ELIGIBLE SELECT KEY AND/OR MANAGEMENT EMPLOYEE" shall mean an Employee who has been designated as eligible for the Plan by the President and CEO of the Sponsor.

         1.13 "EMPLOYEE" shall mean a person who is receiving remuneration for services rendered to the Employer as a common-law employee or pursuant to a written employment contract (or who would be receiving remuneration except for leave of absence authorized in advance).

         1.14 "EMPLOYER" shall mean the Sponsor and/or an Adopting Employer, as required by the context.

         1.15 "EMPLOYER CONTRIBUTION ACCOUNT" shall mean the bookkeeping account established pursuant to Section 3.1(b) hereof to which shall be credited earnings (or losses) pursuant to Section 3.3

         1.16 "ERISA" shall mean Public Law 93-406, popularly known as the "Employee Retirement Income Security Act of 1974," as amended from time to time.

         1.17 "INCENTIVE COMPENSATION" shall mean a bonus which is paid in excess of Base Salary to the Participant, or which would be paid to the Participant but for his or her election under this Plan to defer such payment for the performance of services to the Employer which resulted in the attainment of goals established by the Employer either for the Participant or for the business of the Employer itself.

         1.18 "JOINDER AGREEMENT" shall mean the agreement executed by a select Key and/or Management Employee by which he or she becomes a Participant of the Plan by electing to defer Base Salary and/or Incentive Compensation under the Plan and accepting all the terms, provisions and conditions of this Master Agreement. The Joinder Agreement is an integral part of the Master Agreement and Plan and is incorporated herein by reference as if fully set forth herein.

         1.19 "MASTER AGREEMENT" shall mean this document which establishes the Plan and which together with a Participant's Joinder Agreement reflects the agreement between the Participant and the Employer.





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

         1.20 "PARTICIPANT" shall mean a Select Key and/or Management Employee who has become a Participant in this Plan as provided.

         1.21 "PLAN" shall mean this Plan, the United Cities Gas Company and Subsidiaries Key Management Deferred Compensation Plan, as established by this Master Agreement effective January 1, 1995, and as it may be amended from time to time.

         1.22 "PLAN YEAR" shall mean the twelve (12) consecutive month period which is the fiscal year of the Plan. The Plan Year shall be January 1 through December 31.

         1.23 "SALARY DEFERRALS" shall mean those contributions credited to the Employee Contribution Account by the Employer at the election of a Participant rather than receiving such credited amounts as Base Salary or Incentive Compensation. The election of a Participant to make a Salary Deferral must be made prior to the performance of the services for which the deferred Base Salary would have been paid or the year in which the incentive bonus would have been earned but for the election to defer.

         1.24 "SPONSOR" shall mean United Cities Gas Company and any business organization or corporation with which it may be merged, consolidated or succeeded, provided such successor adopts this Plan in writing.

         1.25 "TRUST" OR "TRUST FUND" shall mean the irrevocable grantor trust established by the Employer in conjunction with this Plan to hold Plan assets on a pooled and unsegregated basis to pay benefits hereunder. The Trust is an integral part of the Master Agreement and Plan and is incorporated herein by reference as if fully set forth herein.

         1.26 "TRUSTEE" shall mean the party or parties who accept the duties of trustee by executing the Trust.


                      ARTICLE 2  PARTICIPATION IN THE PLAN

         2.1 ELIGIBILITY. Each Employee who has met the requirement to be considered an Eligible Select Key and/or Management Employee on the Effective Date shall immediately be considered to be an Eligible Select Key and/or Management Employee for this Plan, and each Employee who meets the eligibility requirement to be an Eligible Select Key and/or Management Employee after the Effective Date shall be eligible to become an Eligible Select Key and/or Management Employee on the first day of the month coincident with or next following the date he becomes an Eligible Select Key and/or Management Employee.

         Upon its determination that an Employee has met the requirement to become a Select Key and/or Management Employee, the Administration Committee shall forward to each Eligible Select Key and/or Management Employee a copy of this Master Agreement and Plan and a Joinder Agreement to be executed by the Eligible Select Key and/or Management Employee.

         2.2 PARTICIPATION. An Eligible Select Key and/or Management Employee shall become a Participant on the first day on which he or she is an Eligible Select Key and/or Management Employee and has filed his or her Joinder Agreement with the Committee electing to defer Base Salary and/or Incentive Compensation under the Plan.

         In the event that a person ceases to be an Eligible Select Key and/or Management Employee, he or she shall thereupon immediately cease to be a Participant, but balances credited to the Accounts of that person on such date shall not be affected.

         2.3 PARTICIPATION FOLLOWING RE-EMPLOYMENT. Any former Eligible Select Key and/or Management Employee or Participant who had satisfied, subsequent to the Effective Date, the requirements for participation and who is re-employed following termination of employment with the Employer, shall be eligible for continued membership in the Plan only upon specific authorization by the Committee.


                         ARTICLE 3  FINANCING THE PLAN

         3.1     ESTABLISHING AND MAINTAINING THE PLAN.

         (a) Administrative Expenses. The Sponsor and the Adopting Employers shall bear the administrative cost of establishing and operating the Plan. The administrative costs of the Plan shall be borne by each Employer on a per capita basis each Plan Year: that is, each Employer shall bear that fraction of the total administrative costs for each Plan Year obtained by dividing the number of Accounts maintained by that Employer at any time during the Plan Year as described in subsection (c) below by the number of such Accounts in the aggregate maintained by all Employers that Plan Year.

         (b) Establishment of Accounts. The Employer shall establish, for each Participant it employs, two accounts in its books, the first to be entitled the "Employee Contribution Account" and the second to be entitled the "Employer Contribution Account". The Employee Contribution Account shall be credited with the Participant's Salary Deferrals as described in Section 3.2 and the Employer Contribution Account shall be credited with earnings (and debited for losses) as described in Section 3.3, and debited for payment of benefits based on credited balances in the Accounts as described in Article 4.

         (c) Universal Payment and Forfeitures of Benefits Among Employers. Each separate Account established under subsection (b) above by an Employer for whom an Employee works while a Participant in this Plan shall be maintained by each Employer and credited with earnings (or losses) pursuant to Section 3.3 hereof each Plan Year until such time as a final payment of benefits is to be made, or a Forfeiture occurs, with respect to the Participant. When any benefits are to be paid, or Forfeiture occur, the terms of the Plan shall be applied as if the Participant then were employed by all the Employers for which he or she had worked at any time while a Participant, and benefits will be paid from, or Forfeitures occur in, all the Accounts maintained with respect to the Participant.





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         3.2     SALARY DEFERRALS BY PARTICIPANTS.  In advance of each calendar month in a Plan Year, a Participant may elect to defer his or her Base Salary as Salary Deferrals (in one percent (1%) increments), up to an amount in the aggregate in the Plan Year not to exceed $30,000. At the end of each calendar month, instead of paying the Participant an amount equal to the Salary Deferral elected by the Participant, the Employer shall credit the bookkeeping account entitled the "Employee Contribution Account" in the name of each Participant who makes such Salary Deferral with an amount equal to the Salary Deferral elected for the month. Deferrals may be commenced, increased, reduced or stopped at any time prior to the beginning of a month on a prospective basis.

         In advance of any period for which Incentive Compensation may be earned, the Participant may also elect to defer an amount (also in one percent (1%) increments) up to one hundred percent (100%) of his or her Incentive Compensation which he or she may earn. Instead of paying to the Participant the Incentive Compensation the Participant elected to defer, the Employer shall credit the Participant's Employee Contributions Account with such Compensation Deferral. Once elected, the Compensation Deferrals which may be made by the Participant for the Incentive Compensation period may not be changed in any way.

         The election to permit or not to permit Salary Deferrals of Base Salary or Incentive Compensation shall remain in effect until changed. The election to permit Salary Deferrals of Base Salary is not contingent upon an election to permit Salary Deferrals of Incentive Compensation, and vice versa.

         All Salary Deferrals by Participants shall be deposited in the Trust as soon as possible after made.

         Earnings on balances credited to the Employee Contribution Accounts of Participants shall be credited to the Employer Contribution Accounts of Participants as described in Section 3.3 hereof.

         3.3 ANNUAL EARNINGS CONTRIBUTIONS BY THE EMPLOYER. The Employer shall credit the Employer Contribution Accounts of Participants with imputed earnings (and debit such Accounts for losses) using an Earnings Factor as described herein.

         As of the end of each calendar month the Plan is in existence until both of the Participant's Accounts are completely paid out, the Committee shall credit (or debit) the Employer Contribution Account of each Participant, former Participant or Beneficiary with an amount of imputed earnings using an "Earnings Factor." The Earnings Factor shall be the Trustee's prime rate most recently published in the Wall Street Journal as of the last business day of the month. This Earnings Factor for the Employer Contribution Accounts shall be multiplied by the balance credited to each Participant's, former Participant's or Beneficiary's Employer Contribution Account as of the first day of the month for which the determination is being made. The resulting amount determined pursuant to this section with respect to each Participant, former Participant or Beneficiary, if earnings are positive, shall be deposited in the Trust by the Employer as soon as practicable and shall be credited to his or her Employer Contribution Account as soon as administratively possible after its determination. If earnings are negative, the Employer Contribution Account shall be debited, but no Trust assets shall be removed from the Trust. Instead, future deposits to the Trust called for above shall be offset by these amounts.

         3.4 CREATION OF TRUST. In conjunction with this Plan, the Employer shall establish an irrevocable grantor trust. Contributions set aside to pay benefits under this Plan shall be contributed to the Trust as provided herein. These contributions shall be the assets which compose the Trust Fund and though held in the Trust irrevocably (except as provided in the Trust), the Trust Fund assets remain the property of the Employer making any contribution thereto, and subject to the claims of the Employer's general creditors.


                         ARTICLE 4  BENEFIT PROVISIONS

         4.1     GENERAL PROVISIONS.

         (a) Written Application. The Committee may require written application, in such form and manner as it may establish, before benefits are paid hereunder.

         (b) Payment of the Accounts. When the payment of the Accounts is referenced herein, what is meant is the payment from the Trust (or if not the Trust, from the general assets of the Sponsor or the Adopting Employer) of the book value of the Accounts as reflected in the records of the Plan.

         4.2     TERMINATION OF EMPLOYMENT BEFORE DISABILITY OR DEATH.

         (a) In General. A Participant whose employment with the Employer terminated for a reason other than his or her Disability or death will receive a payment in cash as described in this Section equal to the aggregate balance of his or her Employee Contribution Account and his or her Employer Contribution Account.

         (b) Payment Terms. The benefit hereunder shall be payable within 30 days of the date in which the Participant's employment with the Employer terminated. Payment shall be made in the form of a single lump sum in cash. Alternatively, at the discretion of the Committee, provided one year's advance notice in writing is given by the Participant, an amount in cash equal to the aggregate balance of the Participant's Accounts either shall be paid in monthly installments in as equal amounts as possible (installments being subject to change at any time to effect this purpose) over a period of sixty (60) months or shall be paid as follows: an amount equal to twenty-five percent (25%) of the balance of the Accounts in the aggregate to be paid in a single, lump sum as soon as administratively feasible and the remainder of the balance of the Accounts over sixty (60) monthly installments in as equal installments as possible until the balance of the Accounts in the aggregate is zero (0).





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         4.3     DISABILITY.

         (a) In General. A Participant who suffers a Disability before his or her death or other termination of employment with the Employer shall receive a Disability benefit. The Disability benefit shall be the payment of an amount in cash equal to the aggregate balance of the Employer and Employee Accounts of the Participant on his or her date of Disability.

         (b) Payment Terms. The Disability benefit shall be payable in a single, lump sum as soon as administratively feasible but no later than 30 days after the determination is made that the Participant is disabled.

         4.4     DEATH.

         (a) In General. A Participant who dies while employed by the Employer shall receive a death benefit. The death benefit shall be the payment, as set forth in this Section, of an amount in cash equal to the aggregate balance of the Employer and Employee Accounts of the deceased Participant on his or her date of death.

         (b) Payment Terms. The death benefit shall be payable in a single lump sum as soon as administratively feasible but no later than 30 days after the Participant's death. Payment of the death benefit shall be made to the Beneficiary designated by the Participant in his or her last Joinder Agreement according to the records of the Employer.

         4.5 DISCRETIONARY PAYMENT IN THE EVENT OF FINANCIAL NEED. A payment of an amount in cash equal to all or part of a Participant's Accounts in the aggregate while he or she is employed by the Employer may be permitted. Such a payment, however, shall be at the sole discretion of the Committee. The Committee shall determine what, if any, standard to set for such a payment, or may set no fixed standard, and decide each request on a case by case basis, with any previous payment serving as no precedent or authority for a later request for payment. Each such payment shall result in a debit to the Participant's Accounts in an amount equal to the payment when made. To the extent possible, this debit first shall be applied against the Participant's Employer Contribution Account.

         If a Participant subsequently incurs another financial need, the Committee may, or may not, in its sole discretion, permit another payment to be made in the case of this later event of financial need, but in no event may the Committee permit a payment of an amount in cash in excess of the remaining balance of the Participant's Accounts in the aggregate.


                ARTICLE 5  AMENDMENT AND TERMINATION OF THE PLAN

         5.1 AMENDMENT OF PLAN. The Board of Directors of the Sponsor shall have the right at any time, and from time to time, to modify, alter or amend the Plan in whole or in part by instrument in writing duly executed; provided, however, that in no event shall the Board of Directors have the right to change, in any way, either the form or the amount of the payment of any benefits hereunder to a Participant or former Participant, and all benefits to a former

Participant in - pay status shall continue as provided hereunder without regard to the amendment of the Plan by the Sponsor.

         An executed copy of any amendment to the Plan shall be furnished to Participants and former Participants with credited Account balances as soon as practicable after the date of adoption thereof.

         5.2 TERMINATION OF THE PLAN BY THE SPONSOR. In the event the Sponsor concludes that it is impossible or inadvisable to continue the Plan, the Board of Directors of the Sponsor shall have the right to terminate the Plan by an appropriate resolution, resolutions or actions which shall specify the date of termination; provided, however, that in no event shall the Board of Directors have the right to change, in any way, either the form or the amount of the payment of any benefits hereunder to a Participant or former Participant, and all such benefits to a former Participant shall continue as provided hereunder without regard to the termination of the Plan by the Sponsor.

         A certified copy of such resolution, resolutions or action shall be delivered to Participants and former Participants with credited Account balances, and as soon as possible thereafter.

         5.3     TERMINATION OF PLAN WITH RESPECT TO AN ADOPTING EMPLOYER.
Each Adopting Employer reserves the right to terminate the Plan at any time with respect to Eligible Employees of the Adopting Employer by resolution or action of its proprietor, partners or board of directors as the executive policy-making body may be in that Adopting Employer. However, in no event shall an Adopting Employer have the right to change, in any way, either the form or the amount of the payment of any benefits hereunder to a Participant or former Participant, and all such benefits to a Participant or former Participant shall continue as provided hereunder without regard to the termination of the Plan by the Adopting Employer.


                         ARTICLE 6  PLAN ADMINISTRATION

         6.1 PLAN ADMINISTRATION. This Plan shall be administered by the Administrative Committee appointed by the Board of Directors of the Sponsor who accept this responsibility.

         Participants of the Committee shall serve without compensation, but the reasonable expenses of the Committee in discharging its responsibilities shall be borne by the Sponsor.

         6.2 POWERS AND DUTIES OF THE COMMITTEE. The Committee shall administer and supervise the operation of the Plan in accordance with the terms and provisions of the Plan.

         The Committee shall have all powers necessary for the performance of its duties, which duties shall be as follows:

                 (a) to interpret and construe the provisions of the Plan, supplying any omissions and resolving any inconsistencies therein, and to determine issues of fact and the application of the law with respect to the Plan, its Participants and Beneficiaries.

                 (b) to determine the eligibility of Employees for participation in the Plan, and to notify such Eligible Employees of their eligibility and the requirements for such participation;

                 (c) to determine and certify eligibility for benefits under the Plan, and to determine the amount, manner and time of the payment of such benefits;

                 (d) to prepare and distribute, in such manner as the Committee determines to be appropriate, information explaining the Plan;

                 (e) to require an Eligible Employee to complete and file with the Committee a Joinder Agreement in order to become a Participant in the Plan;

                 (f) to adopt such rules as it deems necessary, desirable or appropriate for the administration of the Plan, provided such rules are consistent with the terms and provisions of the Plan; all rules and decisions of the Committee shall be uniformly and nondiscriminatorily applied to all Participants, former Participants and Beneficiaries in similar circumstances unless expressly provided otherwise herein; and

                 (g) to appoint such agents as it may need in the performance of its duties.

         6.3 ADMINISTRATOR PROCEDURES. The Committee shall elect one of its members as chairman and shall appoint a secretary, who may or may not be a Committee member. The secretary shall forward all necessary communication to the Participants. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by majority vote of the Committee present.

         6.4 CLAIMS PROCEDURE. If, upon application for benefits made by a Participant, former Participant or Beneficiary pursuant to Section 4.1(a), the Committee shall determine that benefits applied for shall be denied either in whole or in part, the following provisions shall govern:

                 (a) Notice of Denial. The Committee shall, upon its denial of a claim for benefits under the Plan, provide the applicant with written notice of such denial setting forth (i) the specific reason or reasons for the denial, (ii) specific reference to pertinent Plan provisions upon which the denial is based, (iii) a description of any additional material or information necessary for the claimant to perfect the claim, and (iv) an explanation of the claimant's rights with respect to the claims review procedure as provided in subsection
         (b) of this Section.

                 (b) Claims Review. Every claimant with respect to whom a claim is denied shall, upon written notice of such denial, have the right to (i) request a review of the denial of benefits by written notice delivered to the Committee, (ii) review pertinent documents, and (iii) submit issues and comments in writing.

                 (c) Decision on Review. The Committee shall, upon receipt of a request for review submitted by the claimant in accordance with subsection (b), appoint a special committee for the purpose of conducting such review, and provide the claimant with written notice of the decision reached by the said committee setting forth the specific reasons for the decision and specific references to the provisions of the Plan upon which the decision is based. Such notice shall be delivered to the claimant not later than 60 days following the receipt of the claimant's request, or, in the event that the committee shall determine that a hearing is needed, no later than 120 days following the receipt of such request.


                      ARTICLE 7  MISCELLANEOUS PROVISIONS

         7.1 ALIENATION OR ASSIGNMENT OF BENEFITS. All of the benefits and amounts payable hereunder are expressly declared to be unassignable and nontransferable The right of any Participant, former Participant or Beneficiary in any benefit or amount hereunder, prior to actual payment hereof, may not be anticipated, conveyed, assigned, mortgaged or encumbered by any Participant, former Participant or Beneficiary either by voluntary or involuntary action or by operation of law or in the event of bankruptcy, insolvency or death of the Participant, former Participant or Beneficiary; nor shall any such right or interest be in any manner subject to levy, attachment, execution, garnishment or any other seizure under legal, equitable or other process, by a creditor of, or other entity claiming payment from or through, any Participant, former Participant or Beneficiary.

         7.2 HEADINGS. The headings and sub-headings of Articles and Sections are included solely for convenience of reference, and if there be any conflict between such headings and the text of the Plan, the text shall control.

         7.3 CONSTRUCTION OF THE PLAN. All legal questions pertaining to the Plan shall be determined in accordance with the laws of the State of Tennessee, to the extent that federal law is not controlling, and all contributions hereunder shall be deemed to have been made in that State.

         In the construction of the Plan, the masculine gender shall include the feminine, and the singular shall include the plural, unless the context clearly indicates otherwise.

         7.4 CORRECTION OF ERRORS. If any error or change in records results in any Participant or former Participant receiving from the Plan more or less than he would have been entitled to receive had the records been correct or had the error not been made, the Committee, upon discovery of such error, shall correct the error by adjusting, as far as practicable, the payments in such a manner that the benefits to which such person was correctly entitled shall be paid.

         7.5 LEGALLY INCOMPETENT. If any Participant or former Participant is in the judgment of the Administrative Committee legally incapable of personally receiving and giving a valid receipt for any payment due him hereunder, the Committee may, unless and until claim shall have been made by a guardian or conservator of such person duly appointed by a court of competent jurisdiction, direct that such payment, or any part thereof, be made to such person or to such person's spouse, child, parent, brother or sister, or other person deemed by the Committee to be a proper person to receive such payment. Any payment so made shall be, to the extent of the payment, a complete discharge to the Employer (and each of them) of any liabilities under the Plan.

         7.6 RIGHT OF EMPLOYER TO DISCHARGE ELIGIBLE EMPLOYEES AND PARTICIPANTS. The adoption and maintenance of the Plan shall not be deemed to constitute an employment contract between the Employer and any Eligible Employee or Participant, or to be a consideration for, or an inducement or condition of, the employment of any person, or to add or modify any previous employment agreement between the Employer and Eligible Employee or Participant. The Plan also shall not be construed to indicate any amount of Incentive Compensation will be earned with respect to a Participant as a matter of right, or that the Participant even has a right to earn Incentive Compensation merely because this Plan provides for the deferral of Incentive Compensation if it is earned.

         7.7 LIMITATION ON LIABILITY; LEGAL ACTIONS. It is expressly understood and agreed by each Eligible Employee, for himself and his heirs, assigns and beneficiaries as a condition of eligibility under the Plan that except for its or their willful neglect or fraud, the Employer shall be in no way subject to any suit or litigation, or to any legal liability, for any cause or reason or thing whatsoever in connection with the Plan or its operation, and each such Eligible Employee hereby shall be deemed to have released the Employer, the Committee and all their officers and agents from any and all liability or obligation.

         7.8 INDEMNIFICATION BY SPONSOR. The right of indemnification granted to each director, officer or employee of the Sponsor under the by-laws of the Sponsor, as from time to time amended, shall apply to any action taken by the Committee or by any individual member of the Committee in connection with the Plan.

         7.9 APPLICATION OF PLAN PROVISIONS. The provisions of the Plan shall apply only to Participants who terminate employment with the Employer on or after the Effective Date and during its continuation.

         7.10 SEVERABILITY OF PLAN PROVISIONS. All provisions of this Agreement are severable, and should any part or provision be ruled illegal or void, all other parts and provisions shall remain in full force and effect.

         7.11 DEFERRED COMPENSATION NOT TO BE TAKEN INTO CONSIDERATION BY OTHER PLANS. Any deferred compensation payable hereunder shall not be deemed salary or other compensation to the Participant for purposes of computing benefits to which the Participant may be entitled under any other employee benefit plan sponsored and maintained by the Employer for the benefit of its Employees.

         7.12 BENEFITS PAYABLE ONLY FROM GENERAL CORPORATE ASSETS; UNSECURED GENERAL CREDITOR STATUS OF PARTICIPANT.

                 (a) The payments to the Participant or the Participant's Beneficiary hereunder shall be made from assets which shall continue, for all purposes, to be a part of the general, unrestricted assets of the Employer; no person or entity shall have nor acquire any interest in any such assets by virtue of the provisions of this Plan. The Employer's obligation hereunder shall be an unfunded and unsecured promise to pay money in the future. To the extent that the Participant or any person or entity acquires a right to receive payments from the Employer under the provisions hereof, such right shall be no greater than the right of any unsecured general creditor of the Employer; no such person or entity shall have nor require any legal or equitable right, interest or claim in or to any property or assets of the Employer.

                 (b) In the event that, in its discretion, the Employer purchases an insurance policy or policies insuring the life of the Participant (or any other property) to allow the Employer to recover the cost of providing the benefits, in whole, or in part, hereunder, neither the Participant, the Participant's Beneficiary, any other beneficiary or any other person or entity shall have nor acquire any rights whatsoever therein or in the proceeds therefrom. The Employer shall be the sole owner and beneficiary of any such policy or policies and, as such, shall possess and, may exercise all incidents of ownership therein. No such policy, policies or other property shall be held in any trust for the Participant or any other person or entity nor as collateral security for any obligation of the Employer hereunder.

         7.13 NO REPRESENTATION. The Employer makes no representation, guarantee, warranty, or other assurance of any kind to the Participant or any other person regarding the federal, state or local tax consequences of this Agreement or any payments hereunder.

         7.14 PARTIES BEAR OWN EXPENSES. The Employer and the Participant shall bear its and his, respective, own legal, accounting, actuarial, and all other expenses, if any, incurred in connection with the negotiation, drafting, preparation, review, execution, interpretation, and construction of this Agreement, including any costs connected with securing any administrative or judicial rulings (including any Internal Revenue Service private letter rulings), decisions, or orders construing the prospective, current, or past effect of this Plan at any time.

         7.15 ENTIRE AGREEMENT. This instrument contains the entire agreement between the parties. It may not be amended or modified orally, but only by agreement in writing signed by each of the parties.

                              ******************

         IN WITNESS WHEREOF, the Sponsor has caused this Plan to be executed by its duly authorized representative as of the 2nd day of January, 1995.


                                     UNITED CITIES GAS COMPANY


                                     By: /s/ Shirley M. Hawkins
                                        ----------------------------------------

                                     Title:  Sr. V.P./Secretary
                                           -------------------------------------